EXHIBIT 21.1

FEDERAL REALTY INVESTMENT TRUST AND SUBSIDIARIES

STATE OF INCORPORATION
NAME OF SUBSIDIARY	OR ORGANIZATION

Street Retail, Inc	Maryland

FRIT San Jose Town and Country Village, LLC	California